U.S. Bridge of N. Y., Inc.
                                53-09 97th Place
                             Corona, New York 11368

                         ANNUAL MEETING OF STOCKHOLDERS
                         To Be Held on December 19, 1996

To the Stockholders of
 U.S. Bridge of N. Y., Inc.

     NOTICE IS HEREBY GIVEN that a Annual Meeting of Stockholders of U.S. Bridge of N.Y., Inc. (the "Corporation") will be held at___________________ at ______________ on December 19, 1996 at 9:30 a.m., New York time, for the following purposes:

     1. To elect five (5) Directors to the Corporation's Board of Directors to hold office for a period of one year or until their successors are duly elected and qualified;

     2. To ratify an amendment to the Corporation's Senior Management Incentive Plan to increase the number of shares of Common Stock authorized for issuance thereunder from 150,000 to 1,000,000; and

     3. To transact such other business as may properly be brought before the meeting or any adjournment thereof.

         The close of business on November 12, 1996 has been fixed as the record date for the determination of shareholders entitled to notice of, and to vote at, the meeting and any adjournment thereof.

         You are cordially invited to attend the meeting. Whether or not you plan to attend, please complete, date and sign the accompanying proxy and return it promptly in the enclosed envelope to assure that your shares are represented at the meeting. If you do attend, you may revoke any prior proxy and vote your shares in person if you wish to do so. Any prior proxy will automatically be revoked if you execute the accompanying proxy or if you notify the Secretary of the Corporation, in writing, prior to the Annual Meeting of Shareholders.

                                           By Order of the Board of Directors

                                           Ronald Polito, Secretary
Dated: November __, 1996

WHETHER OR NOT YOU EXPECT TO ATTEND THE MEETING, PLEASE COMPLETE, DATE AND SIGN THE ENCLOSED PROXY AND MAIL IT PROMPTLY IN THE ENCLOSED ENVELOPE IN ORDER TO ASSURE REPRESENTATION OF YOUR SHARES. NO POSTAGE NEED BE AFFIXED IF MAILED IN THE UNITED STATES.

                           U.S. BRIDGE OF N.Y., INC.
                               53-09 97th Place,
                             Corona, New York 11368

                                PROXY STATEMENT

                                      FOR

                         Annual Meeting of Stockholders
                        To Be Held on December 19, 1996



          This proxy statement and the accompanying form of proxy have been mailed on November __, 1996 to the stockholders of record on November 12, 1996 of U.S. Bridge of N.Y., Inc., a New York corporation (the "Corporation") in connection with the solicitation of proxies by the Board of Directors of the Corporation for use at the Annual Meeting to be held on December 19, 1996 and at any adjournment thereof.

                SOLICITATION, VOTING AND REVOCABILITY OF PROXIES

          Shares of the Corporation's common stock (the "Common Stock") represented by an effective proxy in the accompanying form will, unless contrary instructions are specified in the proxy, be voted FOR the election of the five
(5) persons nominated by the Board of Directors as directors and FOR the ratification of an amendment to the Corporation's Senior Management Incentive Plan to increase the number of shares of Common Stock authorized for issuance thereunder from 150,000 to 1,000,000 shares.

         Any such proxy may be revoked at any time before it is voted. A stockholder may revoke this proxy by notifying the Secretary of the Corporation either in writing prior to the Annual Meeting or in person at the Annual Meeting, by submitting a proxy bearing a later date or by voting in person at the Annual Meeting. An affirmative vote of a plurality of the shares of Common Stock, present in person or represented by proxy, at the Annual Meeting and entitled to vote thereon is required to elect the directors. A stockholder voting through a proxy who abstains with respect to the election of directors is considered to be present and entitled to vote on the election of directors at the meeting, and is in effect a negative vote, but a stockholder (including a broker) who does not give authority to a proxy to vote, or withholds authority to vote, on the election of directors shall not be considered present and entitled to vote on the election of directors. A stockholder voting through a proxy who abstains with respect to approval of any other matter to come before the meeting is considered to be present and entitled to vote on that matter and is in effect a negative vote, but a stockholder (including a broker) who does not give authority to a proxy to vote, or withholds authority to vote, on any such matter shall not be considered present and entitled to vote thereon.

          The Corporation will bear the cost of the solicitation of proxies by the Board of Directors. The Board of Directors may use the services of its executive officers and certain directors to solicit proxies from stockholders in person and by mail, telegram and telephone. Arrangements may also be made with brokers, fiduciaries, custodians, and nominees to send proxies, proxy statements and other material to the beneficial owners of the Corporation's Common Stock held of record by such persons, and the Corporation may reimburse them for reasonable out-of-pocket expenses incurred by them in so doing.

          The Annual Report on Form 10-KSB for the fiscal year ended June 30, 1996 including audited financial statements accompanies this proxy statement.

          The principal executive offices of the Corporation are located at 53-09 97th Place, Corona, New York 11368, the Corporation's telephone number is
(718) 699-0100.

Independent Public Accountants

          The Board of Directors of the Corporation has selected Scarano & Lipton, P.C., Certified Public Accountants, as independent accountants of the Corporation for the fiscal year ending June 30, 1996. Stockholders are not being asked to approve such selection because such approval is not required. The audit services provided by Scarano & Lipton, P.C. consisted of examination of financial statements, services relative to filings with the Securities and Exchange Commission, and consultation in regard to various accounting matters. Representatives of Scarano & Lipton, P.C. are expected to be present at the meeting and will have the opportunity to make a statement if they so desire and answer appropriate questions.


                    VOTING SECURITIES AND SECURITY OWNERSHIP
                   OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

          The securities entitled to vote at the meeting are the Corporation's Common Stock, par value $.001 per share. The presence, in person or by proxy, of a majority of shares entitled to vote will constitute a quorum for the meeting. Each share of Common Stock entitles its holder to one vote on each matter submitted to stockholders. The close of business on November 12, 1996 has been fixed as the record date for the determination of stockholders entitled to notice of and to vote at the meeting and any adjournment thereof. At that date, __________ shares of Common Stock were outstanding. Voting of the shares of Common Stock is on a non-cumulative basis.

         The following table sets forth information as of November __, 1996, with respect to the beneficial ownership of shares of Common Stock by (i) each person (including any "group" as that term is used in Section 13(d)(3) of the Securities Exchange Act of 1934, as amended), known by the Corporation to be the owner of more than 5% of the outstanding shares of Common Stock, (ii) each director, and (iii) all officers and directors as a group. Except to the extent indicated in the footnotes to the following table, each of the individuals listed below possesses sole voting power with respect to the shares of Common Stock listed opposite their name.

                                                                           Percent of
                                             Number of                     Common Stock
Name                                         Shares                        Owned (1)
----                                         ---------                     ---------
U.S. Bridge Corp.(2)(4)                      955,665                       50.1%
53-09  97th Place
Corona, New York  11368

Joseph Polito (2)(3)(4)(5)                   963,165                       50.3%
c\o U.S. Bridge Corp.
53-09 97th Place
Corona, New York  11368

Steven Polito (5)                            -                             -
c\o U.S. Bridge Corp.
53-09 97th Place
Corona, New York  11368

Ronald Polito (5)                            -                             -
c\o U.S. Bridge Corp.
53-09 97th Place
Corona, New York  11368

Philip Neilson                               -                             -
c\o U.S. Bridge Corp.
53-09 97th Place
Corona, New York  11368

Marvin Weinstein                             -                             -
c\o U.S. Bridge Corp.
53-09 97th Place
Corona, New York  11368

All officers and directors
as a group (5 persons) (2)-(5)               963,165                       50.3


     (1) Does not include the shares of Common Stock issuable upon conversion of the shares Series A Preferred Stock.

     (2) Mr. Polito owns approximately 69.5% of the outstanding shares of Bridge and may be considered the beneficial owner of the shares of the Company owned by Bridge. Does not include (i) 17,500 shares of Common Stock issuable upon the exercise of options granted to Mr. Polito, which have not vested or become exercisable (ii) the shares issuable upon the exercise of the Special Warrant or
(iii) the voting rights included in the shares of Series A Preferred Stock issuable upon the happening of certain events. Bridge has agreed to escrow its shares of Common Stock to secure the payment of the dividend and in the event the Series B Preferred Shares are put to the

     Company, the redemption value of such shares. See "Management - Employment Agreement," "Resumption of Securities - Series A Preferred Stock and "-- Special Warrant."

     (3) Includes 7,500 shares issuable upon the exercise of options which have vested.

     (4) Includes 5,665 shares of Common Stock issued on September 20, 1995 upon the exercise of the Special Warrant. (5) Joseph Polito is the father of Steven and Ronald Polito.

Certain Reports

         No person who, during the fiscal year ended June 30, 1996, was a director, officer or beneficial owner of more than ten percent of the Corporation's Common Stock (which is the only class of securities of the Corporation registered under Section 12 of the Securities Exchange Act of 1934 (the "Act") (a "Reporting Person") failed to file on a timely basis, reports required by Section 16 of the Act during the most recent fiscal year or prior years. The foregoing is based solely upon a review by the Corporation of Forms 3 and 4 during the most recent fiscal year as furnished to the Corporation under Rule 16a-3(d) under the Act, and Forms 5 and amendments thereto furnished to the Corporation with respect to its most recent fiscal year, and any representation received by the Corporation from any reporting person that no Form 5 is required, except as described herein.

          It is expected that the following will be considered at the meeting and action taken thereon.

                            I. ELECTION OF DIRECTORS

          The Board of Directors currently consists of five members elected for a term of one year and until their successors are duly elected and qualified.

          An affirmative vote of a plurality of the shares of Common Stock, present in person or represented by proxy at the Annual Meeting, and entitled to vote thereon is required to elect the directors. All proxies received by the Board of Directors will be voted for the election as directors of the nominees listed below if no direction to the contrary is given. In the event any nominee is unable to serve, the proxy solicited hereby may be voted, in the discretion of the proxies, for the election of another person in his stead. The Board of Directors knows of no reason to anticipate this will occur.

         The following table sets forth as of November __, 1996, with respect to the five nominees for election as directors of the Corporation:

                                   Position with Corporation;              Continually
Name                               Principal Occupation and Age            Since
Joseph M. Polito                   President and Director; 60              1994
Ronald J. Polito                   Secretary and Director; 35              1994
Steven J. Polito                   Treasurer and Director; 32              1994
Phillip Neilson                    Director; 68                            1995
Marvin Weinstein                   Director; 62                            1995

         --------------------------------

         All directors hold office until the next annual meeting of stockholders or until their successors are elected and qualify. Vacancies on the Board of Directors may be filled by the remaining directors. Officers are elected annually by, and serve at the discretion of the Board of Directors. There are no family relationships between or among any officers or directors of the Corporation, except that Joseph Polito is the father of both Steven and Ronald Polito.

         Joseph M. Polito has been the president and a director of the Company since its inception in 1990 and prior to April 1994 was the sole shareholder of the Company. Mr. Polito has been the president and director of Bridge from April 1994 to present. Prior to the April 1994, Bridge was a shell company with no operations named Cofis International Corp., which was formed in September 1988 as Colonial Capital Corp. Mr. Polito oversees the running of all of the Company's operations. From December 1990 to present, Mr. Polito has been the president and sole director and shareholder of One Carnegie Court Associates, Inc. ("One Carnegie"), a wholly owned subsidiary of Bridge. Mr. Polito is the president and sole director and shareholder of Waldorf Steel Fabricators, Inc. ("Waldorf"), a company which fabricated steel. From 1985 until the present, Mr. Polito has been the president and sole shareholder of Atlas Gem Erectors Company, Inc., a company which had furnished and erected steel structures, which is currently not operating From 1986 to present, Mr. Polito has been the president and 100% shareholder of Gem Steel Erectors, Inc., a non-operating entity. Neither Atlas nor Gem Steel have transacted any business or other operations since ceasing operations and neither company has any present intention to resume operations. From 1983 to present, Mr. Polito has been the President and 100% shareholder of R.S.J.J. Realty Corp., a company which owns and leases real property. From 1986 to present, Mr. Polito has been the president and 100% shareholder of Atlas Gem Leasing, Inc., a company which leases generators and other construction equipment. From 1988 to present, Mr. Polito has been a 50% shareholder of Crown Crane, Ltd., a company which leases cranes for construction projects. Mr. Polito is currently Chairman of the Steel Institute of New York, Co-Chairman of the International Union of Structural Ironworkers, locals 40, 361 and 417 union fund and a current director and past president of Allied Metal Building, an industry organization authorized to negotiate with the structural iron worker local 40 and 361, operating engineers local 14 and local 15a and 15d, cement masons local 780 as well as chairman of the negotiating committee solely for the structural engineers. Mr. Polito is a member of the safety committee for the City of New York, Building Trade Employers Association.

     Ronald J. Polito has also been the secretary and a director of the Company since its inception in 1990. Mr. Polito overseas the daily progress on all projects in process and analysis of the final costs and profits of jobs completed and the preparation and bidding on new projects. From its inception in 1990 until March 1995, Mr. Polito was also the treasurer of the Company. Mr. Polito has been the secretary, treasurer and a director of Bridge from April, 1994 to present. From 1985 until the present, Mr. Polito has been the secretary of Gem Steel Erectors, Inc. From December 1990 to present, Mr. Polito has been the secretary of both One Carnegie and Waldorf. From 1983 to present Mr. Polito has been the secretary of R.S.J.J. Realty Corp. Mr. Polito received a Bachelor of Science Degree in Civil Engineering from Brooklyn Polytechnical Institute in 1981.

         Steven J. Polito was elected treasurer of the Company in March 1995. He had previously been a Project Manager and has been a director of the Company since its inception in 1990. Mr. Polito has been a director of Bridge since April 1994. Mr. Polito oversees the daily operations for projects in process and projects completed, including; purchasing and leasing of materials and machinery and the distribution of labor. From 1988 until April 1994, Mr. Polito worked as a Project Manager of Atlas Gem Erectors Company, Inc., a company which furnished and erected steel structures. Steven J. From 1988 to present, Mr. Polito has been the treasurer of Gem Steel Erectors, Inc. From 1988 to present, Mr. Polito has been the treasurer of One Carnegie, Waldorf and R.S.J.J. Realty Corp.

         Philip Neilson was elected director of the Company in June 1995. Mr. Neilson has been the President and a principal shareholder of Adler & Neilson Co., Inc., a company which is a fabricator of steel, from 1951 to present. The Company does not purchase any steel from Adler & Neilson Co., Inc.

         Marvin Weinstein was elected director of the Company in June 1995. Mr. Weinstein has been the President and sole shareholder of M. Weinstein Associates from 1988 to present, which company provides consulting services to the company's in the steel industry. The Company has not engaged M. Weinstein Associates to provide any consulting services to the Company.

Significant Employees

     John G. Bauer, has been the chief administrative officer (a non-executive position) of the Company since February 1995. From March 1992 to February 1995, Mr. Bauer was the President of Dynamic Construction Consulting, Inc., a company which provided construction management services. From July 1988 to March 1992, Mr. Bauer was a Vice President of Tishman Construction Corp. of N.Y., a construction company.

         Michael Panayi, has been a structural engineer for the Company since the commencement of operations in June 1993. Prior to his employment with the Company, Mr. Panayi was a structural engineer for Atlas from 1987.

         The directors of the Company are elected annually by the shareholders and the officers are appointed annually by the Board of Directors. Vacancies on the Board of Directors may be filled by the remaining directors. Each director and officer will hold office until the next annual meeting of shareholders, or until his successor is elected and qualified. On June 16, 1995, the board of directors formed an audit committee, which committee will be comprised of two outside directors and one inside director. The two outside directors are Philip Neilson and Marvin Weinstein, with the inside director being Ronald Polito. The audit committee will review the Company's audited financial statements and any potential conflicts of interest between any of the Company's officers, directors, employees, affiliates or associates. In addition to the audit committee reviewing and resolving any conflicts of interest, the officers and directors of the Company have a fiduciary obligation to deal fairly and in good faith with the Company.

         As permitted under New York Corporation Law, the Company's certificate of incorporation eliminates the personal liability of the directors to the Company or any of its shareholders for damages for breaches of their fiduciary duty as directors. As a result of the inclusion of such provision, stockholders may be unable to recover damages against directors for actions taken by them which constitute negligence or gross negligence or that are in violation of their fiduciary duties. The inclusion of this provision in the Company's Certificate of Incorporation may reduce the likelihood of derivative litigation against directors and other types of shareholder litigation.

Board Meetings, Committees and Compensation

         During the fiscal year ended June 30, 1996, no meetings of the Board of Directors was held, action was taken on ____ (_) occasions by unanimous written consent of the Board of Directors in lieu of meeting. The Corporation does not pay its directors for attendance at meetings of the Board of Directors or committee meetings.

         The Board of Directors recommends that you vote "FOR" the nominees for Director.


                   EXECUTIVE COMPENSATION AND RELATED MATTERS

Summary of Cash and Certain Other Compensation

         The following provides certain information concerning all Plan and Non-Plan (as defined in Item 402 (a)(ii) of Regulation S-B) compensation awarded to, earned by, the Corporation's Executive Officers, during the years ended June 30, 1996, 1995 and 1994.

                                            Summary Compensation Table

                                                        Annual Compensation
(a)                                (b)       (c)            (d)            (e)            (f)
Name and Principal                                          Other          Annual         Options/
Position                           Year (1)  Salary($)      Bonus($)       Compensation   SARS
-------------------------------------------  ------------------------------------------   ----

Joseph Polito                      1996      $300,000       -              $111,911(2)    -
 President and Director            1995      378,000        -              68,200 (2)     -
                                   1994      300,000        -              13,800 (2)     -

Ronald Polito                      1996      $125,000       -              $15,144 (3)    -
 Secretary and Director            1995      121,000        -              21,200 (3)     -
                                   1994      109,600        -              17,451 (3)     -

Steven Polito                      1996      $94,000        -              $ 8,275 (4)    -
  Treasurer and Director           1995      91,575         -              9,900 (4)      -
                                   1994      19,980         -              -              -


     (1) The Company did not engage in any operations prior to June, 1993 and, therefore, did not compensate any of its executive officers prior to such time.


     (2) Includes (i) the payment of premiums on a life insurance policy of $54,362, $46,000 and $5,119 (ii) the payment of travel expenses of $50,000, $22,200 and $23,139 for the years ended June 30, 1996, 1995 and 1994, respectively and the payment of an automobile lease of $7,549 for the year ended June 30, 1996. See " - Employment Agreements."

     (3) Includes (i) payments on the lease of an automobile of $5,416, $8,000 and $8,574, (ii) the payment of premiums on a term life insurance policy of $4,684, $5,800 and $8,877 and (iii) a travel allowance of $2,971, $7,400 and $0, for the years ended June 30,  1996,  1995 and 1994,  respectively.

     (4) Includes payment on a lease automobile of $5,304 & $6,700 and a travel allowance of $2,971 & $3,200 for the years ended June 30, 1996 and 1995.

Stock Options

     The following table sets forth certain information concerning the grant of stock options made during the year ended June 30, 1996 under the Corporation's 1994 Senior Management Incentive Plan.

                                       OPTION/SAR GRANTS IN LAST FISCAL YEAR
                                                (Individual Grants)

=======================================================================================================


                                                Individual Grants
-----------------------------------------------------------------------------------------------------------------------
(a)                      (b)                      (c)                      (d)                 (e)
                                                  % of Total
                         # of Securities          Options/SAR's
                         underlying               Granted to
                         Options/SAR's            Employees in             Exercise or Base
Name                     Granted(1)               Fiscal Year              Price ($/SH)        Expiration Date
------------------------------------------------------------------------------------------------------------------------------------
Joseph M. Polito         25,000                   100%                     $5.50               04/04/99
====================================================================================================================================


(1) Represents incentive stock options granted under the Corporation's 1994 Senior Management Incentive Plan (the "Management Plan"). Options granted under this Management Plan are intended to qualify as incentive stock options under the Internal Revenue Code of 1986, as amended.
         Under the terms of the Management Plan, options may be granted to officers, key employees, directors and consultants of the Corporation for a maximum term of 10 years. Options granted to directors, who are not officers or employees, or to consultants, do not qualify as incentive stock options. The option price per share may not be less than the fair market value of the Corporation's shares on the date the option is granted. However, options granted to persons owning more than 10% of the Corporation's Common Stock may not have a term in excess of five years and may not have an option price of less than 110% of the fair market value per share of the Corporation's shares on the date the option is granted.

         The following table contains information with respect to employees of the Corporation concerning options held as of June 30, 1996.


                                AGGREGATED OPTION/SAR EXERCISE IN LAST FISCAL YEAR
                                           AND FY-END OPTION/SAR VALUES


================================================================================================================================
(a)                 (b)                 (c)                 (d)                 (e)
--------------------------------------------------------------------------------------------------------------------------------
                                                                                Value of
                                                            Number of           Unexercised In-
                                                            Unexercised         The-Money
                                                            Options/SAR's at    Options/SAR's
                                                            FY-End (#)          at FY-End($)
                    Shares Acquired                         Exercisable/        Exercisable/
Name                on Exercise (#)     Value Realized($)   Unexercisable       Unexercisable(1)
--------------------------------------------------------------------------------------------------------------------------------
Joseph M. Polito    0                   0                   7,500/17,500        0/0
================================================================================================================================

         (1) Based upon the average bid and asked prices for such Common Stock on October 18, 1996 ($1.875), as reported by a market maker. Since the Options are exercisable at $5.50, there is no value to such options as of such date.

Employment Agreement

         Joseph Polito entered into an employment agreement with the Company dated April 4, 1995, whereby Mr. Polito shall devote 80% of his business time to the affairs of the Company. The agreement is for a term of approximately three years expiring June 30, 1998. Pursuant to the terms of the agreement Mr. Polito is to receive an annual salary of $300,000 per annum until June 30, 1996 with 10% yearly escalations, subject to adjustment by the Board of Directors. Mr. Polito is also to receive a yearly non-accountable expense allowance of $50,000. Mr. Polito received stock options under the Company's 1994 Senior Management Incentive Plan to purchase 25,000 share at $5.00 per share, vesting at the rate of 7,500 in each of April, 1996 and 1997 and 10,000 in April, 1998. Mr. Polito also has the right to receive a yearly bonus equal to five percent (5%) of the first $1,000,000, upon reaching $1,000,000 and five percent (5%) of the next $500,000, upon reaching $1,500,000 and five percent (5%) after $1,500,000, of all the pre-tax profits of the Company. The Company shall pay to Mr. Polito a monthly draw of $10,000 against the bonus. Pursuant to the agreement the Company shall pay the premiums on a $3,500,000 life insurance policy for the benefit of individuals as directed by Mr. Polito, with an estimated yearly premium of $80,000. The agreement restricts Mr. Polito from competing with the Company for a period of one year after the termination of his employment. The agreement provides for severance compensation to be paid to Mr. Polito if his employment with the Company is terminated or there is a decrease in responsibilities or duties following a change in control of the Company. The severance compensation shall be made in one payment equal to three times the aggregate annual compensation paid to the Employee during the preceding calendar year.

         Steven and Ronald Polito receive annual salary compensations of $94,000 and $125,000, respectively, from the Company, which compensation levels commenced in March 1995 and April 1994, respectively. Both individuals also receive a car allowance equal to the monthly lease payments on their automobiles and the payment of premiums on life insurance policies of which they choose their beneficiaries. Neither individual has entered into an employment agreement with the Company.

1994 Senior Management Incentive Plan

         In December, 1994, the board of directors adopted the 1994 Senior Management Incentive Plan (the "Management Plan"), which was adopted by shareholder consent. The Management Plan provides for the issuance of up to 150,000 shares of the Company's Common Stock in connection with the issuance of stock options and other stock purchase rights to executive officers and other key employees.

         The adoption of the Management Plan was prompted by its desire to provide the Board with sufficient flexibility regarding the forms of incentive compensation which the Company will have at its disposal in rewarding executive officers, key employees and consultants who render significant services to the Company. The Board of Directors intends to offer key personnel equity ownership in the Company through the grant of stock options and other rights pursuant to the Management Plan to enable the Company to attract and retain qualified personnel without unnecessarily depleting the Company's cash reserves. The Management Plan is designed to augment the Company's existing compensation programs and is intended to enable the Company to offer executives, key employees and consultants a personal interest in the Company's growth and success through awards of either shares of Common Stock or rights to acquire shares of Common Stock.

         The Management Plan is intended to attract and retain key executive management personnel whose performance is expected to have a substantial impact on the Company's long-term profit and growth potential by encouraging and assisting those persons to acquire equity in the Company. It is contemplated that only those executive management employees (generally the Chairman of the Board, Vice-Chairman, Chief Executive Officer, Chief Operating Officer, President, and Vice-Presidents of the Company) who perform services of special importance to the Company will be additional management employees and has not engaged in any solicitations or negotiations with respect to the hiring of any management employees. As of the date of this Prospectus, the Company's officers and directors are Joseph Polito, Ronald Polito, Steven Polito and Phillip Neilson, though the Plan also includes Messrs. Bauer and Panayi. A total of 150,000 shares of Common Stock will be reserved for issuance under the Management Plan. It is anticipated that awards made under the Management Plan will be subject to three-year vesting periods, although the vesting periods are subject to the discretion of the Administrator. See "Management - Officers and Directors."

         Unless otherwise indicated, the Management Plan is to be administered by the board of Directors or a committee of the Board, if one is appointed for this purpose (the Board or such committee, as the case may be, shall be referred to in the following description as the "Administrator"). Subject to the specific provisions of the Management Plan, the Administrator will have the discretion to determine the recipients of the awards, the nature of the awards to be granted, the dates such awards will be granted, the terms and conditions of awards and the interpretation of the Management Plan, except that any award granted to any employee of the Company who is also a director of the Company shall also be subject, in the event the persons serving as members of the Administrator of such plan at the time such award is proposed to be granted do not satisfy the requirements regarding the participation of "disinterested persons" set forth in Rule 16b-3 ("Rule 16b-3") promulgated under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), to the approval of an auxiliary committee consisting of not less than two individuals who are considered "disinterested persons" as defined under Rule 16b-3. As of the date hereof, the Company has not yet determined who will serve on such auxiliary committee, if one is required. The Management Plan generally provides that, unless the Administrator determines otherwise, each option or right granted under a plan shall become exercisable in full upon certain "change of control" events as described in the Management Plan, or subject to any right or option granted under the Management Plan (through merger, consolidation, reorganization, recapitalization, stock dividend, dividend in property other than cash, stock split, liquidating dividend, combination of shares, exchange of shares, change in corporate structure or otherwise), the Administrator will make appropriate adjustments to such plans and the classes, number of shares and price per share of stock subject to outstanding rights or options. Generally, the Management Plan may be amended by action of the Board of Directors, except that any amendment which would increase the total number of shares subject to such plan, extend the duration of such plan, materially increase the benefits accruing to participants under such plan, or would change the category of persons who can be eligible for awards under such plan must be approved by affirmative vote of a majority of stockholders entitled to vote. The Management Plan permits awards to be made thereunder until November, 2004.

         Directors who are not otherwise employed by the Company will not be eligible for participation in the Management Plan. The Management Plan provides for four types of awards: stocks options, incentive stock rights, stock appreciation rights (including limited stock appreciation rights) and restricted stock purchase agreements, as described below.

         Stock Options. Options granted under the Management Plan may be either incentive stock options ("ISOs") or options which do not qualify as ISOs ("non-ISOs"). ISOs may be granted at an option price of not less than 100% of the fair market value of the Common Stock on the date of grant, except that an ISO granted to any person who owns capital stock representing more than 10% of the total combined voting power of all classes of Common Stock of the Company ("10% stockholder") must be granted at an exercise price of at least 110% for the fair market value of the Common Stock on the date of the grant. The exercise price of the non-ISOs may not be less than 85% of the fair market value of the Common Stock on the date of grant. Unless the Administrator determines otherwise, no ISO or non-ISO may be exercisable earlier than one year from he date of grant. ISOs may not be granted to persons who are not employees of the Company. ISOs granted to persons other than 10% stockholders may be exercisable for a period of up to ten years form the date of grant; ISOs granted to 10% stockholders may be exercisable for a period of up to five years from he dated of grant. No individual may be granted ISOs that become exercisable in any calendar year for Common Stock having a fair market value at the time of grant in excess of $100,00. Non-ISOs may be exercisable for a period of up to 13 years from the date of grant. In connection with the Company's entering into an employment agreement with its president, Mr. Polito was granted stock options to purchase 25,000 shares of Common Stock.
See "Management - Employment Agreement."

         Payment for shares of Common Stock purchases pursuant to exercise of stock options shall be paid in full in (i) cash, by certified check or, at the discretion of the Administrator, (ii) by shares of Common Stock having a fair market value equal to the total exercise price or (iii) by a combination of (i) and (ii) above. The provision that permits the payment to exercise the option by the payment of shares is called "pyramiding". In general, pyramiding enables a holder to start with as little as one share of common stock and, by using the shares of common stock acquired in successive, simultaneous exercises of the option, to exercise the entire option, regardless of the number of shares covered thereby, with no additional cash or investment other than the original share of common stock used to exercise the option.

         Upon termination of employment or consulting services, an optionee will be entitled to exercise the vested portion of an option for a period of up to three months after the date of termination, except that if the reason for termination was a discharge for cause, the option shall expire immediately, and if the reason for termination was for death or permanent disability of the optionee, the vested portion of the option shall remain exercisable for a period of twelve months thereafter.

         Incentive Stock Rights. Incentive stock rights consist of incentive stock units equivalent to one share of Common Stock in consideration for services performed for the Company. Each incentive stock unit shall entitle the holder thereof to receive, without payment of cash or property to the Company, one share of Common Stock in consideration for services performed for the Company or any subsidiary by the employee, subject to the lapse of the incentive periods, whereby the Company shall issue such number of shares upon the completion of each specified period. If the employment or consulting services of the holder with the Company terminate prior to the units awarded, the rights shall thereupon be null and void, except that if termination is caused by death or permanent disability, the holder or his/her heirs, as the case may be, shall be entitled to receive a pro rata portion of the shares represented by the units, based upon that portion of the incentive period which shall have elapsed prior to the death or disability.

         Stock Appreciation Rights (SARs). SARs may be granted to recipients of options under the management Plan. SARs may be granted simultaneously with, or subsequent to , the grant of a related option and may be exercised to the extent that the related option is exercisable, except that no general SAR (as hereinafter defined) may be exercised within a period of six months of the date of grant of such SAR and no SAR granted with respect to an ISO may be exercised unless the fair market value of the Common Stock on the date of exercise exceed the exercise price of the ISO. A holder may be granted general SARs ("granted SARs") or limited SARs ("limited

SARs"), or both. General SARs permit the holder thereof to receive an amount (in cash, shares of Common Stock or a combination of both) equal to the number of SARs exercised multiplied by the excess of the fair market value of the Common Stock on the exercise date over the exercise price of the related option.

         Limited SARs are similar to general SARs, except that, unless the Administrator determines otherwise, they amy be exercised only during a prescribed period following the occurrence of one or more of the following "Change of Control" transaction: (i) the approval of the Board of Directors of consolidation or merger in which the Company is not the surviving corporation, the sale of all of substantially all the assets of the Company, or the liquidation or dissolution of the Company; (ii) the commencement of a tender or exchange offer for the Company's Common Stock (or securities convertible into Common Stock) without the prior consent of the Board; (wnership by any person or other entity (other than the Company or any employee benefit plan sponsored by the Company) of securities of the Company representing 25% or more of the voting power of the Company's outstanding securities; or (iv) if during any period of two years or less, individuals who at the beginning of such period constitute the entire Board cease to constitute a majority of the Board, unless the election, or the nomination for election, of each new director is approved by at least a majority of the directors then still in office. The exercise of any portion of either the related option or the tandem SARs will cause a corresponding reduction in the number of shares remaining subject to the option or the tandem SARs, thus maintaining a balance between outstanding options and SARs.

         Restricted  Stock  Purchase   Agreements.   Restricted  stock  purchase
agreements provide for the sale by the Company of shares of Common Stock at prices to be determined by the Board, which shares shall be subject to restrictions on disposition for a stated period during which the purchaser must continue employment with the Company in order to retain the shares. Payment must be made in cash. If termination of employment occurs for any reason within six months after the date of purchase, or for any reason other than death or by retirement with the consent of the Company of the Company after the six-month period but prior to the time that the restrictions on disposition lapse, the Company shall have the option to reacquire the shares at the original purchase price.

         Restricted shares awarded under the Management Plan will be subject to a period of time designated by the Administrator (the "restricted period") during which the recipient must continue to render services to the Company before the restricted shares will become vested. The Administrator may also impose other restrictions, terms and conditions that must be fulfilled before the restricted shares may vest.

         Upon the grant of restricted shares, stock certificates registered in the name of the recipient will be issued and such shares will constitute issued and outstanding shares of Common Stock for all corporate purposes. The holder will have the right to vote the restricted shares and to receive all regular cash dividends (and such other distributions as the Administrator may designate), if any, which are paid or distributed on the restricted shares, and generally to exercise all other rights as a holder of Common Stock, except that, until the end of the restricted period; (i) the holder will not be entitled to take possession of the stock certificates representing the restricted shares and (ii) the holder will not be entitled to sell, transfer or otherwise dispose of the restricted shares. A breach of any restrictions, terms or conditions established by the Administrator with respect to any restricted shares will cause a forfeiture of such restricted shares.

         Upon expiration of the applicable restriction period and the satisfaction of any other applicable conditions, all or part of the restricted shares and any dividends or other distributions not distributed to the holder (the "retained distributions") thereon will become vested. Any restricted shares and any retained distributions thereon which do not so vest will be forfeited to the Company. If prior to the expiration of the restricted period a holde of a total disability (in each case as defined in the Management Plan), or dies, then, unless otherwise determined by the Administrator at the time of the grant, the restricted period applicable to each award of restricted shares will thereupon be deemed to have expired. Unless the Administrator determines otherwise, if a holder's employment terminates prior to the expiration of the applicable restricted period for any reason other than as set forth above, all restricted shares and any retained distributions thereon will be forfeited.

         Accelerating of the vesting of the restricted shares shall occur, under the provisions of the Management Plan, on the first day following the occurrence of any of the following: (a) the approval by the stockholders of the Company of an "Approved Transaction"; (b) a "Control Purchase"; or (c) a "Board Change."

         An "Approved Transaction" is defined as (A) any consolidation or merger of the Company in which the Company is not the continuing or surviving corporation or pursuant to which shares of Common Stock would be converted into cash, securities or other property other than a merger of the Company in which the holders of the Common Stock immediately prior to the merger have the same proportionate ownership of common stock of the surviving corporation immediately after the merger, or (B) any sale, lease, exchange, or other transfer (in one transaction or a series of related transactions) of all, or substantially all, of the assets of the Company, or (C) the adoption of any plan or proposal for the liquidation of dissolution of the Company.

         A "Control Purchase" is defined as circumstances in which any person (as such term is defined in Sections 13(d)(3) and 14(d)(2) of the Exchange Act), corporation or other entity (other than the Company or any employee benefit plan sponsored by the Company) (A) shall purchase any Common Stock of the Company (or securities convertible into the Company's Common Stock) for cash, securities or any other coor exchange offer, without the prior consent of the Board of Directors, or (B) shall become the "beneficial owner" (as such term is defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of the Company representing twenty-five percent (25%) or more of the combined voting power of the then outstanding securities of the Company ordinarily (and apart from rights accruing under special circumstances) having the right to vote in the election of directors.

                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

         On June 15, 1993, the Company executed an agreement to pay $400,000 in connection with the Company's purchase from Atlas Gem Erectors Co., Inc. ("Atlas") of six existing contracts to perform steel erection services, which included the following projects; Stillwell Avenue, 39th Street Bridge Rehabilitation, Honeywell Street Bridge, New England Throughway, Lemon Creek and Kosciuszko Bridge projects. Atlas is wholly owned by Joseph Polito. Upon the sale of the contracts to the Company and its completion of its final project in September 1994, Atlas ceased operations. During June 1994, Atlas agreed to capitalize such debt in exchange for 320,000 shares of Bridge's common stock. As a result of such conversion, the Company's additional paid in capital had been increased by $400,000. The shares received by Atlas were issued to its sole shareholder, Joseph Polito, simultaneously with the conversion.

         Immediately prior to the acquisition of the Company by Bridge, the Company completed a private placement offering of its Common Stock, whereby the Company sold an aggregate of 148,200 shares (post stock split) of its Common Stock. The Company received net proceeds of $502,594 after the deduction of offering expenses of $47,406.

         The Company leases its administrative office space and certain storage space from R.S.J.J. Realty Corp., an affiliate owned by the Company's majority stockholder, Joseph Polito, based on a signed lease agreement expiring on March 31, 1998 with a rental payment of $20,000 per month. Mr. Polito is the majority shareholder of the Company, he owns approximately 69.5% of the outstanding shares of the Company and therefore, may be deemed to control the shares of the Company owned by Bridge which is 955,665 or 50.1% of the outstanding shares.

         During the years ended June 30, 1996 and 1995 the Company purchased from Waldorf approximately $180,333 and $478,000, respectively, of fabricated steel. Such amounts paid to Waldorf represented approximately 18mpany for the years ended June 30, 1996 and 1995, respectively. For the years ended June 1996 and 1995, the Company paid $802,383 and $271,495, respectively, to US-MD for certain materials and labor necessary to perform steel erection services. US-MD is a wholly owned subsidiary of U.S. Bridge Corp. At June 30, 1996 US-MD owed the Company $31,554 principally for advances in connection with above services and said amount are non-interest bearing.

         The terms of Joseph Polito's employment agreement are described in the "Executive Compensation" section.

         On September 1, 1995, in conjunction with the underwriter of the Company's public offering exercising its over-allotment option to purchase 91,850 additional shares of the Company's common stock, the Company exercised its Special Warrant and purchased 5,665 shares of the Company's Common Stock at $2.50 per share.

         On October 11, 1995, the Company paid One Carnegie $50,000 on behalf of US-MD for fabrication services performed by US-MD. Such payment was treated as an on account payment by the Company to US-MD. From July 1995 to October 1995 the Company paid US-MD approximately $183,000 for the labor associated with the fabrication of steel.

             II. Ratification of an Amendment to the Corporation's
                  Senior Management Incentive Plan to Increase
                the Number of Shares of Common Stock Authorized
               for Issuance thereunder from 150,000 to 1,000,000

         The Board of Directors has unanimously approved, subject to shareholder approval an amendment to the Corporation's Senior Management Incentive Plan (the "Plan") to increase the number of shares issuable under such Plan from 150,000 shares to 1,000,000 shares. The Plan, as originally adopted by shareholders of the Corporation's on ____________, is annexed hereto as Appendix A.

         The Amendment to the Plan is necessary by reason of the fact that, of the original 150,000 shares authorized under the Plan, 25,000 shares under the Plan have been issued pursuant to a restricted stock agreement, whereby there are only 125,000 shares available under the Plan. The remaining number of shares authorized under the Plan has been deemed by the Board of Directors as insufficient to provide for additional awards to attract and retain key executive management personnel and to provide incentive to management personnel to maximize the shareholder value. The Plan is designed to augment the Corporation's existing compensation programs and is intended to enable the Corporation to have its executives, key employees and consultants participate in the growth and success of the Corporation through awards under the Plan. Management believes that equity incentives are necessary to attract, motivate and retain key personnel.

         It is further felt that rewarding management through the grants under the Plan is particularly appropriate given the success of the Company and its subsidiaries in the past year, the Company currently having a backlog of $________. Management believes that the Company will expand its operations during the next fiscal year and will be required to offer competitive compensation packages to obtain and retain the qualified management which the Corporation and its subsidiaries need in order to successfully and profitably expand operations.

     The affirmative vote of the holders of a majority of the shares of the Corporation's Common Stock issued and outstanding on the recordsal. The directors and officers of the Corporation and other principal stockholders owning of record, beneficially, directly and indirectly, an aggregate of approximately __________ shares of the Corporation's Common Stock constituting approximately ____% of such shares outstanding on the record date, have agreed to vote in favor of approval of this proposal.

                             FINANCIAL INFORMATION

          A COPY OF THE CORPORATION'S ANNUAL REPORT ON FORM 10-KSB FOR THE FISCAL YEAR ENDED JUNE 30, 1996 FILED WITH THE SECURITIES AND EXCHANGE COMMISSION WILL BE FURNISHED WITHOUT THE ACCOMPANYING EXHIBITS TO STOCKHOLDERS WITHOUT CHARGE UPON WRITTEN REQUEST THEREFOR SENT TO RONALD J. POLITO,
SECRETARY, U.S. BRIDGE CORP., 53-09 97TH PLACE, CORONA, NEW YORK 11368. EACH SUCH REQUEST MUST SET FORTH A GOOD FAITH REPRESENTATION THAT AS OF NOVEMBER 12, 1996 THE PERSON MAKING THE REQUEST WAS THE BENEFICIAL OWNER OF SHARES OF THE CORPORATION'S COMMON STOCK ENTITLED TO VOTE AT THE ANNUAL MEETING OF STOCKHOLDERS.

                               III. OTHER BUSINESS

          As of the date of this proxy statement, the only business which the Board of Directors intends to present, and knows that others will present, at the Annual Meeting is that herein above set forth. If any other matter or matters are properly brought before the Annual Meeting, or any adjournments thereof, it is the intention of the persons named in the accompanying form of proxy to vote the proxy on such matters in accordance with their judgment.

Stockholder Proposals

          Proposals of stockholders intended to be presented at the Corporation's 1996 Annual Meeting of Stockholders must be received by the Corporation on or prior to ______________, 1996 to be eligible for inclusion in the Corporation's proxy statement and form of proxy to be used in connection with the 1997 Annual Meeting of Stockholders.

                                             By Order of the Board of Directors,

                                             Ronald J. Polito
                                             Secretary

November 26, 1996

          WHETHER OR NOT YOU EXPECT TO ATTEND THE MEETING, PLEASE COMPLETE AND RETURN YOUR PROXY PROMPTLY IN THE ENCLOSED ENVELOPE. NO POSTAGE IS REQUIRED IF IT IS MAILED IN THE UNITED STATES OF AMERICA.

                            U.S. Bridge of N.Y., Inc.

               SPECIAL MEETING OF STOCKHOLDERS - NOVEMBER 25, 1996

                    PROXY SOLICITED BY THE BOARD OF DIRECTORS


                  The undersigned hereby appoints Joseph Polito and Ronald Polito and each of them, proxies, with full power of substitution to each, to vote all shares of Common Stock of U.S. Bridge of N.Y., Inc. owned by the undersigned at the Annual Meeting of Stockholders of U.S. Bridge of N.Y., Inc. to be held on December 19, 1996 and at any adjournments thereof, hereby revoking any proxy heretofore given. The undersigned instructs such proxies to vote:

         I.         ELECTION OF DIRECTORS

                  FOR all nominees listed            WITHHOLD AUTHORITY
                  below (except as marked            to vote for all nominees
                  to the contrary below) |_|         listed below   |_|

     (Instruction: To withhold authority for any individual nominee, strike a line through the nominee's name in the list below)

                  Joseph M. Polito  Steven J. Polito  Ronald J. Polito

                  Philip Neilson    Marvin Weinstein

          II. To ratify an amendment to the Corporation's Senior Management Incentive Plan to increase the number of shares of Common Stock authorized for issuance thereunder from 150,000 to 1,000,000.

|_| FOR                                     |_| AGAINST


and to vote upon any other business as may properly come before the meeting or any adjournment thereof, all as described in the Notice and Proxy Statement dated November , 1996, receipt of which is hereby acknowledged.


                (Continued and to be signed on the reverse side)

                  Either of the proxies or their respective substitutes, who shall be present and acting shall have and may exercise all the powers hereby granted.

                  THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED FOR THE ELECTION OF FIVE DIRECTORS AND TO RRATIFY AN AMENDMENT TO THE CORPORATION'S SENIOR MANAGEMENT INCENTIVE PLAN TO INCREASE THE NUMBER OF SHARES OF COMMON STOCK AUTHORIZED FOR ISSUANCE THEREUNDER FROM 150,000 TO 1,000,000.

                  Said proxies will use their discretion with respect to any other matters which properly come before the meeting.

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF
DIRECTORS.  PLEASE SIGN AND RETURN THE PROXY IN THE ENCLOSED
ENVELOPE.



Dated:___________________________, 1996


---------------------------------------


--------------------------------------

     (Please date and sign exactly as name appears at left. For joint accounts accounts, each joint owner should sign, Executors, administrators, trustees, etc., should also so indicate when signing.)